EXHIBIT (D)(2)


                             BROKER-DEALER AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                           [PAINEWEBBER INCORPORATED]

                         Dated as of September ___, 1999

                                   Relating to

                             AUCTION PREFERRED STOCK

                                       of

                         DREYFUS MUNICIPAL INCOME, INC.

          BROKER-DEALER AGREEMENT dated as of September ___, 1999, between BANKERS TRUST COMPANY, a [New York corporation] (the "Auction Agent") (not in its individual capacity, but solely as agent of Dreyfus Municipal Income, Inc., a Maryland corporation (the "Fund"), pursuant to authority granted to it in the Auction Agent Agreement dated as of September ___, 1999, between the Fund and the Auction Agent (the "Auction Agent Agreement")) and [PAINEWEBBER INCORPORATED] (together with its successors and assigns, "BD").

          The Fund proposes to issue ___ shares of Series A preferred stock and ___ shares of Series B preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated Auction Preferred Stock (the "APS"), pursuant to the Fund's Articles Supplementary (as defined below).

          The Fund's Articles Supplementary provide that the dividend rate on the APS for each Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Fund advises results from implementation of the Auction Procedures (as defined below). The Fund's Board of Directors has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agent Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

          The Auction Procedures require the participation of one or more Broker-Dealers.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.        DEFINITIONS AND RULES OF CONSTRUCTION.

          1.1 Terms Defined by Reference to the Articles Supplementary.

Capitalized terms not defined herein have the respective meanings specified in the Fund's Articles Supplementary.

          1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms have the following meanings, unless the context otherwise requires:

               (a) "Articles Supplementary" means the Articles Supplementary of the Fund, establishing the powers, preferences and rights of the APS.

               (b) "Auction" has the meaning specified in Section 3.1 hereof.

               (c) "Auction Procedures" means the Auction Procedures that are set forth in Article THIRD, paragraph 10 of the Articles Supplementary.

          (d) "Authorized Officer" means each Managing Director, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

               (e) "BD Officer" means each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

               (f) "Broker-Dealer Agreement" means this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

               (g) "Settlement Procedures" means the Settlement Procedures attached hereto as Exhibit A.

          1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

               (a) Words importing the singular number shall include the plural number and vice versa.

               (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

               (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

               (d) All references herein to a particular time of day shall be to New York City time.


II.       NOTIFICATION OF DIVIDEND PERIOD AND ADVANCE NOTICE OF
          ALLOCATION OF TAXABLE INCOME.

          2.1 The provisions contained in Article THIRD, paragraph 2 of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          2.2 Except as otherwise provided in Article THIRD, paragraph 2 of the Articles Supplementary, whenever the Fund intends to include any net capital gains or other income subject to regular federal income tax in any dividend on shares of APS, the Fund will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Fund, in turn it will notify BD, who, on or prior to such Auction Date, will notify its Beneficial Owners and Potential Beneficial Owners believed to be interested in submitting an Order in the Auction to be held on such Auction Date. Whenever the Fund intends to include any additional amounts in a dividend as provided in Article THIRD, paragraph 2 of the Articles Supplementary, the Fund will notify the Auction Agent of such additional amounts to be so included in such dividend at least five Business Days prior to the applicable Dividend Payment Date. Whenever the Auction Agent receives such notice from the Fund, in turn it will notify the Securities Depository and BD, who, on or prior to the applicable Dividend Payment Date, will notify its Beneficial Owners.


III.      THE AUCTION.

          3.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

               (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the of APS, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

               (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Article THIRD, paragraph 1 of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

               (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

          3.2 Preparation for Each Auction.

               (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

               (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in paragraph
(a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of shares of APS of such change in the Auction Date.

               (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of APS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

          3.3 Auction Schedule; Method of Submission of Orders.

               (a) The Fund and the Auction Agent shall conduct Auctions for APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably.

The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.


Time:                           Event:
By 9:30 A.M.                    Auction Agent advises the Fund and
                                Broker-Dealers of the Reference Rate
                                and the Maximum Applicable Rate as
                                set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.           Auction Agent assembles information
                                communicated to it by Broker-Dealers
                                as provided in of Article THIRD,
                                paragraph 10 of the Articles
                                Supplementary. Submission Deadline
                                is 1:00 P.M.

Not earlier than 1:30 P.M.      Auction Agent makes determinations
                                pursuant to Article THIRD, paragraph
                                10 of the Articles Supplementary.

By approximately 3:00 P.M.      Auction Agent advises the Fund of the
                                results of the Auction as provided in
                                Article THIRD, paragraph 10 of the
                                Articles Supplementary.  Submitted
                                Bids and Submitted Sell Orders are
                                accepted and rejected in whole or in
                                part and shares of APS are allocated as
                                provided in Article THIRD, paragraph
                                10 of the Articles Supplementary.
                                Auction Agent gives notice of the
                                Auction results as set
                                forth in Section 3.4(a) hereof.

               (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Article THIRD, paragraph 10 of the Articles Supplementary.

               (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

               (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of APS to be transferred to or by any Person that purchased or sold shares of APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

          3.4 Notice of Auction Results.

               (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

               (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

               If any Beneficial Owner or Existing Holder selling shares of APS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of APS in such Auction may deliver to such Person a number of whole shares of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of APS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

          3.5 Service Charge to Be Paid to BD.

               On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of 28 days or less, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of APS placed by BD in the applicable Auction that were
(x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of APS subject to valid Hold Orders (determined in accordance with Article THIRD, paragraph 10 of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of APS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Article THIRD, paragraph 10 of the Articles Supplementary that were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

               For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.


IV.       THE AUCTION AGENT.

          4.1 Duties and Responsibilities.

               (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

               (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

               (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          4.2 Rights of the Auction Agent.

               (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Fund or by BD. The Auction Agent may record telephone communications with BD.

               (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          4.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the APS.


V.        MISCELLANEOUS.

          5.1 Termination. Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is PaineWebber Incorporated, neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably.

          5.2 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

               (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

               (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

          5.3 Agent Member. At the date hereof, BD is a participant of the Securities Depository.

          5.4 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to BD, addressed to:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

                                    Attention:         ___________________
                                    Telecopier No.     ___________________
                                    Telephone No.:     ___________________

If to the Auction Agent, addressed to:

                                    Bankers Trust Company
                                    Corporate Trust and Agency Group
                                    Four Albany Street
                                    New York, NY 10006
                                    Attention:  Auction Rate Securities
                                    Telecopier No.:  (212) 250-6215
                                    Telephone No.:  (212) 250-6850

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

          5.5 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

          5.6 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

          5.7 Amendment; Waiver.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

               (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          5.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

          5.9 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          5.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                            BANKERS TRUST COMPANY


                                            ------------------------------
                                            By:
                                            Title:



                                            [PAINEWEBBER INCORPORATED]


                                            ------------------------------
                                            By:
                                            Title:

                                    EXHIBIT A


                              SETTLEMENT PROCEDURES


          The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction. Nothing contained in this Appendix A constitutes a representation that in each Auction each party referred to herein actually will perform the procedures described herein to be performed by the party.

          (a) On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's Processing System the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

               (i) the Applicable Rate fixed for the next succeeding Dividend Period;

               (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

               (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of shares, if any, of shares of preferred stock to be sold by such Beneficial Owner;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of shares, if any, of shares of preferred stock to be purchased by such Potential Beneficial Owner;

               (v) if the aggregate number of shares of preferred stock to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of shares of preferred stock to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of shares of preferred stock and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

               (vi) if the aggregate number of shares of preferred stock to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of shares of preferred stock to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of shares of preferred stock and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

               (vii) the Auction Date of the next succeeding Auction with respect to the shares of preferred stock.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

               (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of shares of preferred stock to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

               (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of preferred stock to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold shares of preferred stock of the Applicable Rate for the next succeeding Dividend Period;

               (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

               (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

               (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

          (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any shares of preferred stock received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

          (d) On each Auction Date:

               (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

               (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

          (e) On the day after the Auction Date:

               (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in
(b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in
(d)(ii) above, and the Securities Depository shall execute such transactions;
and

               (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in
(d)(iii) above, and the Securities Depository shall execute such transactions.

          (f) If a Beneficial Owner selling shares of preferred stock in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole shares of preferred stock that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of shares of preferred stock to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.

                                    EXHIBIT B

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM



Submit To:  Bankers Trust Company                  Issue:  Dreyfus Municipal
            Corporate Trust and Agency Group              Income, Inc.
            Four Albany Street
            New York, NY  10006
            Attention: Auction Rate Securities
            Telecopier No.: (212) 250-6215
            Telephone No.: (212) 250-6850


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:  ________________________

                                BENEFICIAL OWNER

Shares now held  _______________          HOLD             _____________
                                          BID at rate of   _____________
                                          SELL             _____________

                           POTENTIAL BENEFICIAL OWNER

                                      # of shares bid   _____________
                                      BID at rate of    _____________ Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.


         NAME OF BROKER-DEALER         ________________________

         Authorized Signature          ________________________

                                    EXHIBIT C


                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

TRANSFER FORM

         Re:      Dreyfus Municipal Income, Inc.
                  Auction Preferred Stock

         We are (check one):

[ ]  the Existing Holder named below;

[ ]  the Broker-Dealer for such Existing Holder; or

[ ]  the Agent Member for such Existing Holder.


          We hereby notify you that such Beneficial Owner has transferred _______________ APS to ________________________.


                                    -------------------------
                                    (Name of Existing Holder)

                                    -------------------------
                                    (Name of Broker-Dealer)

                                    -------------------------
                                    (Name of Agent Member)



                                    By: _________________________
                                         Printed Name:
                                         Title:

                                    EXHIBIT D


                 (Note: To be used only for failures to deliver
                        APS sold pursuant to an Auction)


                         NOTICE OF A FAILURE TO DELIVER


Complete either I or II



          I. We are a Broker-Dealer for ____________________ (the "Purchaser"), which purchased _____ shares of Series [A/B] APS of Dreyfus Municipal Income, Inc. in the Auction held on ____________________ from the seller of such shares.

          II. We are a Broker-Dealer for _____________________ (the "Seller"), which sold ____ shares of Series [A/B] APS of Dreyfus Municipal Income, Inc. in the Auction held on ______________ to the Purchaser of such shares.

          We hereby notify you that (check one):

          _______ the Seller failed to deliver such shares to the Purchaser

          _______ the Purchaser failed to make payment to the Seller upon delivery of such shares

                Name: _______________________
                      (Name of Broker-Dealer)


                  By:  _______________________
                       Printed Name:
                       Title: